Exhibit 10.2
AMENDED AND RESTATED GUARANTY AGREEMENT
This AMENDED AND RESTATED GUARANTY AGREEMENT amends, replaces and supersedes the original Guaranty Agreement dated June 12, 2009. In order to induce TCF NATIONAL BANK, a national banking corporation (the “Bank”), to make certain loans in the amount of: (a) Thirteen Million Five Hundred Sixty Thousand Eight Hundred Twenty and 23/100 Dollars ($13,560,820.23); and (b) Twelve Million Dollars Two Hundred Fifty Thousand and 00/100 Dollars ($12,250,000.00) (the “Loans”); to ALC THREE, LLC, a Wisconsin limited liability company (the “Borrower”), pursuant to an Amended and Restated Loan Agreement dated September 30, 2010 between the Borrower and the Bank, (the “Loan Agreement”), the obligation for repayment of which Loans are evidenced by two (2) separate promissory notes of even date herewith from the Borrower, as maker, to the Bank, as holder (refereed to herein together with any and all amendments, extensions, modifications, substitutions, replacements, refinancings, conversions or renewals thereof as the “Notes”), which is secured by certain Collateral Documents (as defined in the Loan Agreement) (the Loan Agreement, the Notes and the Collateral Documents are referred to herein collectively as the “Loan Documents”); and in consideration of all of the benefits which the undersigned guarantor will receive from the making of the Loans, the Borrower’s parent company, ASSISTED LIVING CONCEPTS, INC., a Nevada corporation (the “Guarantor”), hereby unconditionally, directly, irrevocably, and absolutely covenants and agrees with the Bank, its successors and assigns, as follows (all terms used herein shall, to the extent not defined herein, have the meanings ascribed thereto in the Loan Agreement):
ARTICLE I
REPRESENTATIONS AND WARRANTIES OF GUARANTOR
1.1. The execution and delivery and compliance with the terms hereof will not contravene or constitute a default under any indenture, commitment, agreement or other instrument to which the Guarantor is a party or by which it is bound or any existing law, rule, regulation, judgment, order or decree to which it is subject.
1.2. The making and disbursing of the Loans, evidenced by the Notes will be of substantial economic benefit to the Guarantor.
1.3. The making and disbursing of all or any part of the Loans evidenced by the Notes shall constitute conclusive evidence of the reliance hereon by the Bank.

ARTICLE II
GUARANTY
2.1. The Guarantor hereby unconditionally and irrevocably guaranties to the Bank the performance and payment of:
(a) the Notes;
(b) interest and charges and the amount of any payments made to the Bank or another by or on behalf of the Borrower pursuant to the Notes, which are recovered from the Bank by a trustee, receiver, creditor or other party pursuant to applicable federal or state law;
(c) all costs, expenses and reasonable attorneys’ fees at any time paid or incurred in attempting to: (i) collect the Notes; (ii) enforce this Guaranty; or (iii) realize upon any Collateral under the Collateral Documents, including those costs, expenses and reasonable attorney fees incurred incident to any action or proceeding brought pursuant to the United States Bankruptcy Code;
(d) the complete and timely performance by the Borrower of all of the Borrower’s obligations and duties under all Loan Documents, including but not limited to the obligation to maintain insurance as required by the Loan Documents; and
(e) complete and timely payment to the Bank of all damages payable to the Bank under the Loan Documents resulting from any of the following:
(1) any act of fraud in connection with the transactions contemplated by the Loan Documents;
(2) the negligence or fraudulent acts or omissions of the Borrower or its officers, directors or agents;
(3) any misrepresentation of any fact or circumstance or breach of warranty related to the Collateral under the Collateral Documents by the Borrower or the Guarantor, or any constituent or sub-constituent (including, without limitation, a subsidiary, parent, shareholder, partner, principal or trustee) of any of the foregoing;
(4) the commission, or suffering to exist, of any waste with respect to the Collateral under the Collateral Documents; and/or
(5) misapplication of (i) the proceeds of the Notes, (ii) any revenues from the Collateral under the Collateral Documents by failing to apply the same solely to the expenses of the Collateral after an Event of Default under any Loan Document, or after the occurrence and during the continuance of any event which with the giving of notice and lapse of time would constitute an Event of Default under any Loan Document, (iii) insurance proceeds or condemnation awards, and/or (iv) any income which was required by the Collateral Documents to be paid or applied in a specified manner, arising, in any such case, with respect to the Collateral under the Collateral Documents.

All of the foregoing listed as (a) through (e) above are hereinafter referred to collectively as “Guaranteed Obligations”.
2.2. The obligations of the Guarantor under this Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until the Guaranteed Obligations have been satisfied in full, whether or not the Guaranteed Obligations are enforceable against the Borrower. The obligations of the Guarantor hereunder shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not such event shall occur with notice to, or the consent of, the Guarantor:
(a) the waiver, surrender, compromise, settlement, discharge, release or termination of any or all of the obligations, covenants or agreements of the Borrower contained in the Loan Documents or of payment, performance or observance thereof;
(b) the failure to give notice to the Guarantor of the occurrence of a default under this Guaranty Agreement or of an Event of Default under any of the Loan Documents;
(c) the transfer, assignment, or mortgaging or the purported transfer, assignment or mortgaging of all or any part of the interest of the Borrower in the Collateral encumbered by any of the Collateral Documents or any failure of title with respect to the Borrower’s interest in the Property or the invalidity, unenforceability or termination of any of the Collateral Documents;
(d) the extension of the time for payment of any principal of, premium, if any, or interest owing or payable on the Notes or of the time of performance of any obligation, covenant or agreement under or arising out of any of the Loan Documents or any extension or renewal of either thereof;
(e) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in any Loan Document;
(f) the taking, or failure to take, any action referred to in any Loan Document, or of any action under this Guaranty Agreement;
(g) any failure, omission, delay or lack of diligence on the part of the Borrower, the Bank or any holder of either of the Notes (a “Noteholder”) in the enforcement, assertion or exercise of any right, power or remedy conferred on any of them under the Loan Documents, or conferred on the Bank or the Noteholder in this Guaranty Agreement, or the inability of the Bank or the Noteholder to enforce any provision of the Loan Documents or this Guaranty Agreement for any other reason, or any other act or omission on the part of the Bank or the Noteholder;

(h) the dissolution, sale or other disposition of all or substantially all the assets, liquidation, the marshalling of assets and liabilities, receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, arrangement, adjustment, composition or other similar proceedings affecting the Borrower, the Guarantor or any of the assets of any of them, or any allegation or contest of the validity of this Guaranty Agreement or any other Collateral Document or the disaffirmance of any Collateral Document in any such proceeding;
(i) the release of any other person in any way liable for the Guaranteed Obligations;
(j) to the extent permitted by law, any event or action that would in the absence of this clause, result in the release or discharge by operation of law of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty Agreement; or
(k) the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guaranty Agreement.
2.3. The Guarantor waives notice of the issuance of the Notes and notice from the Bank or any Noteholder of their acceptance of, and reliance on, this Guaranty Agreement. The Guarantor also waives presentment, demand for payment, protest and notice of nonpayment and relinquishes all rights and remedies accorded by applicable law to the Guarantor (except that the Guarantor does not waive the right of subrogation to the rights of the Bank upon payment of the Guaranteed Obligations).
2.4. No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantor of his obligations hereunder) which the Borrower may have or assert against the Bank or the Noteholder shall be available hereunder to the Guarantor against the Bank or such Noteholder.
2.5. The Guarantor covenants that during the term of this Guaranty Agreement it shall maintain an agent in Wisconsin on whom service of process may be made in connection with any actions against the Guarantor arising under this Guaranty.
ARTICLE III
DEFAULT AND REMEDIES
3.1. The Bank or any Noteholder shall have the right, power and authority to do all things deemed necessary or advisable to enforce the provisions of this Guaranty Agreement and protect their interest in the Collateral Documents and, in the event of default in the timely or complete performance or payment of any Guaranteed Obligation, the Bank or the Noteholder may institute or appear in such appropriate judicial proceedings as the Bank or such Noteholder shall deem most effectual to protect and enforce any of their rights hereunder, whether for the specific enforcement of any covenant or agreement in this Guaranty Agreement or in aid of the exercise of any power granted herein or in any Collateral Document, or to enforce any other proper remedy. Without limiting the generality of the foregoing, in the event of a default in payment of any Guaranteed Obligation when due, the Bank or the Noteholder may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Guarantor, wherever situated.

3.2. No remedy conferred upon or reserved to the Bank or any Noteholder herein is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or now or hereafter existing at law or in equity.
3.3. Each and every default in the payment or performance of any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. In the event of such a default, the Bank or any Noteholder shall have the right to proceed first and directly against the Guarantor under this Guaranty Agreement without proceeding against any other person, without exhausting any other remedies which it may have and without resorting to any other security held by the Bank or the Noteholder.
3.4. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by the Bank or any Noteholder in enforcing or attempting to enforce this Guaranty Agreement or protecting the rights of the Bank or the Noteholder hereunder following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise and unconditionally waives, in connection with any suit, action or proceeding brought by the Bank or any Noteholder under this Guaranty Agreement, any and every right the Guarantor may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any counterclaim therein and (iv) have the same consolidated with any other or separate suit, action or proceeding.
3.5. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.
3.6. This Guaranty Agreement is entered into by the Guarantor with the Bank for the benefit of the Bank and any Noteholder each of whom shall be entitled to enforce performance and observance of this Guaranty Agreement.
ARTICLE IV
GENERAL
4.1. The obligations of the Guarantor under this Guaranty Agreement shall arise absolutely and unconditionally upon the execution, issue and delivery of the Notes. This Guaranty Agreement is separate and independent of the Loan Documents. Any modification, limitation or discharge of the Borrower’s liability under any of the Collateral Documents arising out of or by virtue of any bankruptcy, arrangement, reorganization or similar proceeding shall not modify, limit, discharge or otherwise affect the liability of the Guarantor under this Guaranty Agreement in any manner whatsoever.

4.2. All moneys recovered by the Bank or any Noteholder pursuant to this Guaranty Agreement shall be applied to the payment of the Guaranteed Obligations. This Guaranty Agreement is entered into by the Guarantor for the benefit of the Bank and any Noteholder, but may be enforced only in accordance with the provisions of this Guaranty Agreement. This Guaranty Agreement shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any person other than the Bank, Noteholder, the Guarantor, and its permitted successors and assigns.
4.3. This Guaranty Agreement: (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; and (c) may be modified only by an instrument signed by the duly authorized representatives of the parties and only if the modification is made for the purpose of curing any ambiguities or formal defects or making any other change which, in the opinion of the Bank or any Noteholder, does not adversely affect the interests of the Noteholder.
4.4. All notices, demands, consents, approvals and other communications hereunder shall be in writing and shall be sent in accordance with Section 8.12 of the Loan Agreement.
4.5. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF IOWA, INDIANA AND/OR WISCONSIN, AS APPLICABLE (AND, IF NOT MANDATORY, AS ELECTED BY THE BANK), EXCEPT TO THE EXTENT SUPERSEDED BY FEDERAL LAW. AS A MATERIAL INDUCEMENT TO BANK TO ENTER INTO THIS TRANSACTION, THE GUARANTOR IRREVOCABLY AGREES THAT ANY AND ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS GUARANTY AGREEMENT, MAY BE LITIGATED IN COURTS WITHIN: (A) MILWAUKEE, WISCONSIN WHERE THE BANK’S PRINCIPAL PLACE OF BUSINESS IS LOCATED; OR (B) THE APPLICABLE COUNTY IN WISCONSIN, IOWA OR INDIANA WHERE THE APPLICABLE FACILITY IS LOCATED. THE GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN ANY OF THESE PLACES.
4.6. THE GUARANTOR HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THIS TRANSACTION.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty Agreement and the Bank has accepted the same, as of the 30th day of September, 2010.

ASSISTED LIVING CONCEPTS, INC., a Nevada corporation

By:	/s/ John Buono John Buono, Senior Vice President, Chief Financial Officer, Treasurer